UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       December 23, 2008
Parkvale Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17411	25-1556590

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       (412) 373-7200
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 23, 2008, as part of the Capital Purchase Program (“CPP”) established by the United States Department of the Treasury (the “Treasury”), Parkvale Financial Corporation (“Parkvale” or the “Company”) entered into a Letter Agreement, which incorporates by reference the Securities Purchase Agreement — Standard Terms, with the Treasury (the “Agreement”), pursuant to which the Company issued and sold to the Treasury for an aggregate purchase price of $31,762,000 in cash (i) 31,762 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and (ii) a ten-year warrant to purchase up to 376,327 shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), at an initial exercise price of $12.66 per share, subject to certain anti-dilution and other adjustments (the “Warrant”). The Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
     The Series A Preferred Stock will pay cumulative dividends at a rate of 5% per annum on the liquidation preference for the first five years, and thereafter at a rate of 9% per annum. The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock (and pari passu with the Company’s other authorized shares of preferred stock, of which no shares are currently outstanding) with respect to the payment of dividends and distributions and amounts payable in the unlikely event of any future liquidation, dissolution or winding up of the Company. The Company may redeem the Series A Preferred Stock after three years at a price of $1,000 pre share plus accrued and unpaid dividends. The Series A Preferred Stock may not be redeemed during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Agreement). The Series A Preferred Stock is generally non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Series A Preferred Stock. If dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Company’s authorized number of directors will be automatically increased by two and the holders of the Series A Preferred Stock, voting together with the holders of any then outstanding voting parity stock, will have the right to elect those directors at the Company’s next annual meeting of stockholder or at a special meeting of stockholders called for that purpose. These two directors will be elected annually and will serve until all accrued and unpaid dividends on the Series A Preferred Stock have been paid. Prior to December 23, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury has transferred the Series A Preferred Stock to a third party, the consent of the Treasury will be required for the Company to increase its Common Stock dividend or repurchase its Common Stock or other equity or capital securities, other than in certain circumstances specified in the Agreement.
     The Warrant is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the then-current market price of Common Stock. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than the purchase price of the Series A Preferred Stock from one or more “qualified equity offerings” announced after October 13, 2008, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.
     Upon the request of the Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued. The Company has agreed to file a shelf registration statement to register for resale the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant and Depositary Shares, if any, under the Securities Act of 1933, subject to certain exceptions, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one half of the shares of Common Stock issuable pursuant to the Warrant prior to the earlier of (i) the Company’s receipt of aggregate gross proceeds of not less than $8 million in one or more “qualified equity offerings” and (ii) December 31, 2009.
Item 3.02 Unregistered Sales of Equity Securities.
     The Series A Preferred Stock and the Warrant were issued to the Treasury in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” above and “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” below is incorporated herein by reference.
     Pursuant to the Agreement, prior to the earlier of (i) December 23, 2011 or (ii) the date on which the Series A Preferred Stock has been redeemed in full or the Treasury has transferred all of the Series A Preferred Sock to non-affiliates, the Company cannot increase its quarterly cash dividend or repurchase any shares of its Common Stock or other capital stock or equity securities or trust preferred securities without the consent of the Treasury.
     In addition, under the Statement with Respect to Shares (Certificate of Designations) described below in “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year,” so long as any shares of Series A Preferred Stock remain outstanding, the Company may not declare or pay any dividends or distributions on the Common Stock or any class or series of the Company’s equity securities ranking junior, as to dividends and upon liquidation, to the Series A Preferred Stock (other than dividends payable solely in shares of Common Stock) or on any other class or series of the Company’s equity securities ranking, as to dividends and upon liquidation, on a parity with the Series A Preferred Stock, and may not repurchase or redeem any common stock, junior stock or parity stock, unless all accrued and unpaid dividends, including the latest completed dividend period, have been paid or have been declared and a sufficient sum has been set aside for the benefit of the holders of the Series A Preferred Stock.
     The repurchase restrictions described above do not apply in certain limited circumstances, including the repurchase of Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As a condition to the closing of the transaction, each of Messrs. Robert J. McCarthy, Jr., Timothy G. Rubritz, Gilbert A. Riazzi and Thomas R. Ondek and Ms. Gail B. Anwyll, the Company’s Senior Executive Officers (as defined in the regulations issued by the Treasury under the CPP as published in the Federal Register on October 20, 2008), executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulations issued by the Treasury under the CPP and acknowledging that the regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the CPP. Each of the Senior Executive Officers also entered into a Letter Agreement with the Company whereby each Senior Executive Officer agreed to amend the Benefit Plans applicable to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Agreement or the Warrant, to comply with the CPP regulations. The Waivers were effective December 23, 2008. The forms of Waiver and Letter Agreement are attached as Exhibits 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 19, 2008, the Company filed the Statement with Respect to Shares (Certificate of Designations) of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A with the Secretary of State of the Commonwealth of Pennsylvania for the purpose of establishing the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Statement with Respect to Shares (Certificate of Designations) for the Series A Preferred Stock is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit No.	Description

3.1	Statement with Respect to Shares (Certificate of Designations) for the Series A Preferred Stock

4.1	Form of Stock Certificate for the Series A Preferred Stock

4.2	Warrant to Purchase Shares of Common Stock

10.1	Letter Agreement (including Securities Purchase Agreement – Standard Terms) between Parkvale Financial Corporation and the United States Department of the Treasury, dated December 23, 2008

10.2	Form of Waiver executed by each of Robert J. McCarthy, Jr., Timothy G. Rubritz, Gilbert A. Riazzi, Thomas R. Ondek and Gail B. Anwyll

10.3	Form of Letter Agreement between Parkvale Financial Corporation and each of Robert J. McCarthy, Jr., Timothy G. Rubritz, Gilbert A. Riazzi, Thomas R. Ondek and Gail B. Anwyll

99.1	Press Release, dated December 23, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION
By:	/s/ Timothy G. Rubritz
Timothy G. Rubritz
Vice President and Chief Financial Officer

Date: December 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Statement with Respect to Shares (Certificate of Designations) for the Series A Preferred Stock

4.1	Form of Stock Certificate for the Series A Preferred Stock

4.2	Warrant to Purchase Shares of Common Stock

10.1	Letter Agreement (including Securities Purchase Agreement – Standard Terms) between Parkvale Financial Corporation and the United States Department of the Treasury, dated December 23, 2008

10.2	Form of Waiver executed by each of Robert J. McCarthy, Jr., Timothy G. Rubritz, Gilbert A. Riazzi, Thomas R. Ondek and Gail B. Anwyll

10.3	Form of Letter Agreement between Parkvale Financial Corporation and each of Robert J. McCarthy, Jr., Timothy G. Rubritz, Gilbert A. Riazzi, Thomas R. Ondek and Gail B. Anwyll

99.1	Press Release, dated December 23, 2008